Exhibit 10.12

                     SCHEDULE TO DIRECTOR'S OPTION AGREEMENT
                                October 30, 1995

In addition to the Director's Option Agreement dated October 30, 1995, between the Company and Delbert Steiner, the Company on the same date granted options to purchase Common shares in the capital stock of the Company on identical terms to the option granted to Mr. Steiner to the following individuals in the following amounts:



               Name of Optionee                  No. of Shares
               ----------------                  -------------

                E. Roy Knickel                       50,000

                 Peter Lepik                         30,000